EXHIBIT 1.1


CASE NAME:
                                                                   ACCRUAL BASIS

CASE NUMBER:                                                        2/13/95

JUDGE:

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORT
                          MONTH ENDING: APRIL 30, 2002

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STAES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY) IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

                                                  Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                    TITLE

James C. Williams                                      May 17, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                           DATE



PREPARER:


                                                   Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF PREPARER                              TITLE

James C. Williams                                       May 17, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF PREPARER                                    DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-1
CASE NUMBER:  01-39776-BJH-11


COMPARATIVE BALANCE SHEET
                                                   SCHEDULE                 MONTH             MONTH            MONTH
                                                   AMOUNT
ASSETS                                                                        Apr. 2002

1.       UNRESTRICTED CASH                                                      397,191
2.       RESTRICTED CASH
3.       TOTAL CASH                                                             397,191
4.       ACCOUNTS RECEIVABLE (NET)                                              493,871
5.       INVENTORY
6.       NOTES RECEIVABLE
7.       PREPAID EXPENSES                                                       354,389
8.       OTHER (ATTACH LIST)
9.       TOTAL CURRENT ASSETS                                                 1,235,451
10.      PROPERTY, PLANT & EQUIPMENT                                          7,570,735
11.      LESS: ACCUMULATED
         DEPRECIATION / DEPLETION                                             3,099,517
12.      NET PROPERTY, PLANT &
         EQUIPMENT                                                            4,471,218
13.      DUE FROM INSIDERS                                                     (541,669)
14.      OTHER ASSETS - NET OF                                                  253,979
15.      OTHER (ATTACH LIST)                                                    126,276
16.      TOTAL ASSETS                                                         5,545,255
POST PETITION LIABILITIES
17.      ACCOUNTS PAYABLE                                                       413,436
18.      TAXES PAYABLE                                                          150,307
19.      NOTES PAYABLE                                                          225,305
20.      PROFESSIONAL FEES
21.      SECURED DEBT
22.      OTHER (ATTACH LIST)                                                        650
23.      TOTAL POSTPETITION
         LIABILITIES                                                            789,698
PREPETITION LIABILITIES
24.      SECURED DEBT                                                         4,709,055
25.      PRIORITY DEBT                                                           60,090
26.      UNSECURED DEBT                                                       3,087,862
27.      OTHER (ATTACH LIST)                                                    849,441
28.      TOTAL PREPETITION LIABILITIES                                        8,706,448
29.      TOTAL LIABILITIES                                                    9,496,146
EQUITY
30.      PREPETITION OWNER'S EQUITY                                         (2,726,032)
31.      POSTPETITION CUMULATIVE
         PROFIT OR (LOSS)                                                   (1,224,859)
32.      DIRECT CHARGES TO EQUITY
         (ATTACH EXPLANATION)
33.      TOTAL EQUITY                                                       (3,950,891)
34.      TOTAL LIABILITIES &
         OWNER'S EQUITY                                                       5,545,255


Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-1

Case No: 01-39776-BJH-11


                                              April `02


14. Capitalized Professional Fees           $   253,979
    net of Amortization


15. Investment in Subsidiaries              $        10

    Deposits                                    126,266
                                            -----------
                                            $   126,276



22. Deferred Revenue                        $       650



27. Deferred Income Taxes                   $   697,039

    Deferred Revenue                            152,402
                                            -----------
                                            $   849,441

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-2
CASE NUMBER:  01-39776-BJH-11


INCOME STATEMENT
                                                          MONTH             MONTH             MONTH          QUARTER
                                                                                                              TOTAL
REVENUES                                                April, 2002

1.       GROSS REVENUES                                       360,783                                             360,783
2.       LESS: RETURNS & DISCOUNTS
3.       NET REVENUE                                          360,783                                             360,783
COST OF GOODS SOLD
4.       MATERIAL
5.       DIRECT LABOR
6.       DIRECT OVERHEAD
7.       TOTAL COST OF GOODS SOLD
8.       GROSS PROFIT                                         360,783                                             360,783
OPERATING EXPENSES
9.       OFFICER / INSIDER COMPENSATION                        17,588                                              17,588
10.      SELLING & MARKETING
11.      GENERAL & ADMINISTRATIVE                             360,892                                             360,892
12.      RENT & LEASE                                         154,667                                             154,667
13.      OTHER (ATTACHED)
14.      TOTAL OPERATING EXPENSES                             533,147                                             533,147
15.      INCOME BEFORE NON-OPERATING
         INCOME & EXPENSE                                   (172,364)                                            (172,364)
OTHER INCOME & EXPENSES
16.      NON-OPERATING INCOME
         (ATT. LIST)
17.      NON-OPERATING EXPENSE
         (ATT. LIST)
18.      INTEREST EXPENSE                                      17,835                                              17,835
19.      DEPRECIATION / DEPLETION                              39,970                                              39,970
20.      AMORTIZATION                                           2,789                                               2,789
21.      OTHER (ATTACH LIST)
22.      NET OTHER INCOME & EXPENSES                           60,594                                              60,594
REORGANIZATION EXPENSES
23.      PROFESSIONAL FEES
24.      U.S. TRUSTEE FEES
25.      OTHER (ATTACH LIST)
26.      TOTAL REORGANIZATION
         EXPENSES
27.      INCOME TAX
28.      NET PROFIT (LOSS)                                  (232,958)                                           (232,958)


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-3
CASE NUMBER:  01-39776-BJH-11


CASH RECEIPTS AND DISBURSEMENTS
                                                           MONTH                MONTH             MONTH          QUARTER
                                                                                                              TOTAL
                                                            April, 2002

1.       CASH - BEGINNING OF MONTH                            288,711                                            288,711
RECEIPTS FROM OPERATIONS
2.       CASH SALES                                             3,593                                              3,593
COLLECTION OF ACCOUNTS RECEIVABLES
3.       PREPETITION                                            6,778                                              6,778
4.       POSTPETITION                                         406,760                                            406,760
5.       TOTAL OPERATING RECEIPTS                             417,131                                            417,131
NON-OPERATING RECEIPTS
6.       LOANS & ADVANCES (ATTACH LIST)
7.       SALE OF ASSETS
8.       OTHER (ATTACH LIST)
9.       TOTAL NON-OPERATING RECEIPTS
10.      TOTAL RECEIPTS                                       417,131                                            417,131
11.      TOTAL CASH AVAILABLE                                 705,842                                            705,842
OPERATING DISBURSEMENTS
12.      NET PAYROLL                                           88,982                                             88,982
13.      PAYROLL TAXES PAID                                    48,184                                             48,184
14.      SALES, USE & OTHER TAXES PAID
15.      SECURED / RENTAL / LEASES
16.      UTILITIES                                             39,235                                             39,235
17.      INSURANCE                                             70,892                                             70,892
18.      INVENTORY PURCHASES
19.      VEHICLE EXPENSES
20.      TRAVEL                                                   190                                                190
21.      ENTERTAINMENT
22.      REPAIRS & MAINTENANCE                                 34,072                                             34,072
23.      SUPPLIES                                               1,783                                              1,783
24.      ADVERTISING
25.      OTHER (ATTACH LIST)                                   25,313                                             25,313
26.      TOTAL OPERATING DISBURSEMENTS                        308,651                                            308,651
REORGANIZATION EXPENSES
27.      PROFESSIONAL FEES
28.      U.S. TRUSTEE FEES
29.      OTHER (ATTACH LIST)
30.      TOTAL REORGANIZATION EXPENSES
31.      TOTAL DISBURSEMENTS                                  308,651                                            308,651
32.      NET CASH FLOW                                        397,191                                            397,191
33.      CASH - END OF MONTH                                  397,191                                            397,191



Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-3

Case No: 01-39776-BJH-11

                                                          Apr. 02



25. Bank Charges                                         $  204

      Licenses & Fees                                        53

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                   25,056
                                                        -------
                                                        $25,313

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-4
CASE NUMBER:  01-39776-BJH-11


ACCOUNTS RECEIVABLE ACCOUNTS
                                                                            MONTH                MONTH            MONTH
                                                                           April, 2002

1.       0-30                                                                   284,329
2.       31-60                                                                   34,837
3.       61-90                                                                   18,090
4.       91+                                                                     56,923
5.       TOTAL ACCOUNTS RECEIVABLE                                              394,179
6.       AMOUNT CONSIDERED
         UNCOLLECTIBLE
7.       ACCOUNTS RECEIVABLE (NET)                                              394,179



AGING OF POSTPETITION TAXES AND PAYABLES                                 MONTH:  April, 2002
                                                                                 --------------

TAXES PAYABLE                           0-30 DAYS         31-60 DAYS          61-90 DAYS         91+ DAYS        TOTAL

1.       FEDERAL                                                                                   31,470         31,470
2.       STATE
3.       LOCAL                           22,300            22,300                22,300            51,937        118,837
4.       OTHER
         (ATTACH LIST)
5.       TOTAL TAXES
         PAYABLE                         22,300            22,300                22,300            83,407        150,307

6.       ACCOUNTS PAYABLE                31,711           216.00                 0                  8,281         40,208


STATUS OF POSTPETITION TAXES                                                    MONTH: April, 2002
                                                                                       -----------

                                                         BEGINNING           AMOUNT            AMOUNT           ENDING
                                                            TAX            WITHHOLDING          PAID             TAX
FEDERAL                                                  LIABILITY         ON ACCOUNT                         LIABILITY

1.       WITHHOLDING**
2.       FICA-EMPLOYEE**
3.       FICA-EMPLOYER**
4.       UNEMPLOYMENT
5.       INCOME                                              31,470                                             31,470
6.       OTHER (ATTACH LIST)
7.       TOTAL FEDERAL TAXES                                 31,470                                             31,470
STATE AND LOCAL
8.       WITHHOLDING
9.       SALES
10.      EXCISE
11.      UNEMPLOYMENT
12.      REAL PROPERTY                                     96,537            22,300                            118,837
13.      PERSONAL PROPERTY
14.      OTHER (ATTACH LIST)
15.      TOTAL STATE & LOCAL                               96,537            22,300                            118,837
16.      TOTAL TAXES                                      128,007            22,300                            150,307


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.
** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                           ACCRUAL BASIS-5
CASE NUMBER:  01-39776-BJH-11                              MONTH: April, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #1        Account #2        Account #3

A.       BANK                                           Comerica          Comerica          Comerica
B.       ACCOUNT NUMBER                                1880803067        1880803091        1880803026           Total
C.       PURPOSE (TYPE)                                   DIP               Cash              DIP
                                                                         Collateral

1.       BALANCE PER BANK STATEMENT                      72,352            64,911            41,913
2.       ADD: TOTAL DEPOSITS NOT
         CREDITED
3.       SUBTRACT OUTSTANDING CHECKS                        225            31,231
4.       OTHER RECONCILING ITEMS
5.       MONTH END BALANCE PER ITEMS                     72,127            33,680            41,913
6.       NUMBER OF LAST CHECK WRITTEN                     40297             60114              1033


INVESTMENT ACCOUNTS
                                                        DATE OF            TYPE OF          PURCHASE      CURRENT
BANK ACCOUNT NAME & NUMBER                              PURCHASE         INSTRUMENT           PRICE        VALUE


7.       ACCOUNT NUMBER
8.       PURPOSE (TYPE):
9.       BALANCE PER BANK STATEMENT
10.      ADD: TOTAL DEPOSITS NOT CREDITED
11.      TOTAL INVESTMENTS

CASH
12.      CURRENCY ON HAND

13.      TOTAL CASH END OF MONTH



CASE NAME:  Alford Refrigerated Warehouses, Inc.           ACCRUAL BASIS-5

CASE NUMBER:  01-39776-BJH-11                              MONTH: April, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #4         Account #5        Account #6       TOTAL

A.    BANK                                              Comerica           Comerica

B.    ACCOUNT NUMBER                                   1880803075         1880803083
C.    PURPOSE                                          GE Cash Coll.      FWCS Cash

1.    BALANCE PER BANK STATEMENT                          250,751          4,546                              434,473
2.    ADD: TOTAL DEPOSITS NOT CREDITED
3.    SUBTRACT OUTSTANDING CHECKS                           8,394                                              39,850
4.    OTHER RECONCILING ITEMS
5.    MONTH END BALANCE PER ITEMS                         242,357          4,546                              394,623
6.    NUMBER OF LAST CHECK WRITTEN                          1050           30000


INVESTMENT ACCOUNTS

BANK ACCOUNT NAMES & NUMBER                         DATE OF                    TYPE OF    PURCHASE         CURRENT
                                                   PURCHASE                   INSTRUMENT    PRICE           VALUE

7.       ACCOUNT NUMBER
8.       PURPOSE (TYPE):
9.       BALANCE PER BANK STATEMENT
10.      ADD:  TOTAL DEPOSITS NOT CREDITED
11.      TOTAL INVESTMENTS

CASH
12.      CURRENCY ON HAND                                                                                      2,568

13.      TOTAL CASH END OF MONTH                                                                             397,191


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-6
CASE NUMBER:  01-39776-BJH-11                             MONTH:  April, 2002



PAYMENTS TO INSIDERS AND PROFESSIONALS
-----------------------------------------------------


OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID
TO INSIDERS (AS DEFINED IN SECTION 101(31) (A)-(F) OF THE U.S. BANKRUPTCY CODE)
AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF
COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE,
TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

                               INSIDERS
                                         TYPE OF                 AMOUNT         TOTAL PAID
                                         PAYMENT                  PAID           TO DATE

1.    J. C. Williams                        Salary                9,622           52,717
2.    K. R. Mcginnis                        Salary                7,965           43,093
3.    J. Y. Robichaud                       Salary                    0           26,000
4.
5.

TOTAL PAYMENTS TO                                                17,587          121,810
INSIDERS

                            PROFESSIONALS
                                     DATE OF COURT         AMOUNT                    AMOUNT    TOTAL         TOTAL
NAME                                 AUTHORIZED            APPROVED                   PAID    PAID TO       INCURRED
                                     PAYMENT                                                   DATE         & UNPAID

1.
2.
3.
4.
5.

6. TOTAL PAYMENTS TO PROFESSIONALS                            0                         0        0             0

*INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

                                     SCHEDULED             AMOUNTS                      TOTAL
           NAMED CREDITOR            MONTHLY               PAID DURING                 UNPAID
                                     PAYMENTS DUE          MONTH                     POSTPETITION

1.         AFCO                              1,502                1,502            1,490
2.         Cananwill, Inc.                  10,325               12,906           23,012
3.         Republic Group                    2,351                3,522           10,765
4.
5.
6.         TOTAL PAYMENTS TO PROFESSIONALS                       17,930           35,267



CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-7
CASE NUMBER:  01-39776-BJH-11                             MONTH:  April, 2002


QUESTIONNAIRE

                                                                                               YES              NO

1.         HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE
           NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?                                                     X
2.         HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER
           THAN A DEBTOR IN POSSESSION ACCOUNT?                                                                 X
3.         ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR
           LOANS) DUE FROM RELATED PARTIES?                                                                     X
4.         HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES
           THIS REPORTING PERIOD?                                                               X
5.         HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE
           DEBTOR FROM ANY PARTY?                                                               X
6.         ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?                                                         X
7.         ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST
           DUE?                                                                                                 X
8.         ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?                                                     X
9.         ARE ANY OTHER POSTPETITION TAXES PAST DUE?                                                           X
10.        ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS
           DELINQUENT?                                                                                          X
11.        HAVE ANY PREPETITION TAXES BEEN PAID DURING THE
           REPORTING PERIOD?                                                                                    X
12.        ARE ANY WAGE PAYMENTS PAST DUE?                                                                      X


IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES," PROVIDE A DETAILED
EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY.
See Attached


INSURANCE
                                                                                               YES              NO

1.         ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND
           OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?                                       X
2.         ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                               X
3.         PLEASE ITEMIZE POLICIES BELOW.


IF THE ANSWER TO ANY OF THE ABOVE  QUESTIONS  IS "NO," OR IF ANY  POLICIES  HAVE
BEEN  CANCELLED  OR  NOT  RENEWED  DURING  THIS  REPORTING  PERIOD,  PROVIDE  AN
EXPLANATION BELOW. ATTACH ADDITIONAL SHEETS IF NECESSARY.

All premiums to the carriers are paid, installments to the finance company for CGL & worker's comp. insurance are not paid current.


       TYPE OF POLICY          CARRIER                        PERIOD COVERED                PAYMENT AMOUNT
                                                                                            -------------
Property                      Chubb                         03/22/02 - 03/22/03           $170,073 per year
Excess Property               Westchester/Commonwealth      03/22/02 - 03/22/03            102,359 per year
Boiler & Machinery            Travelers                     03/22/02 - 03/22/03             10,061 per year
CGL                           Republic                      08/01/01 - 08/01/02             19,912 per year
Commercial Umbrella           Republic                      08/01/01 - 08/01/02              6,329 per year
Worker's Compensation         United National               09/12/01 - 09/12/02            113,924 per year




Case Name: Alford Refrigerated Warehouses, Inc.                           MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments. Payments are detailed on MOR-6.

5. The debtor renewed its Warehouseman's Legal Liability insurance in April. The debtor signed a finance agreement with A.I. Credit Corp. in the principal amount of $36,594.00. This agreement runs for a period of seven months. The court has approved the agreement.